EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Harris A. Lichtenstein, Ph.D., the President, Chief Executive Officer and Director of Omnimmune Holdings, Inc. certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Omnimmune Holdings, Inc. for the period ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Omnimmune Holdings, Inc.

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 22, 2010

Signature:	/s/ Harris A. Lichtenstein, Ph.D.
Name: Harris A. Lichtenstein, Ph.D.
Title: President, Chief Executive Officer and Director Omnimmune Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to Omnimmune Holdings, Inc. (F/K/A Roughneck Supplies, Inc.) and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request